                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-92438, 333-11129, 333-38557, 333-42279, 333-71623, 333-77357,
and 333-85452) of AVT Corporation of our report dated February 19, 1999 relating to the financial statements of MediaTel Corporation, which appears in this Current Report on Form 8-K of AVT Corporation as amended on June 28, 1999.


/s/ PricewaterhouseCoopers

San Francisco, California
June 25, 1999